Exhibit 10.19

THIS OPTION AND THE LIMITED LIABILITY COMPANY UNITS PURCHASABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS OPTION NOR SUCH UNITS MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

UNIT PURCHASE OPTION
Effective Date: February 6, 2007
Expiration Date: July 31, 2007

FOR VALUE RECEIVED and in exchange for cash payment totaling $100,000.00, the undersigned, Shore Trading LLC, a Nevada limited liability company (the “Seller”), hereby certifies that Penn Octane Corporation (the “Buyer”), or the Buyer’s assigns, is entitled, subject to the terms set forth below, to purchase from the Seller on or after July 2, 2007 (the “Initial Exercise Date”), but on or before 11:59 P.M. Pacific daylight time, on July 31, 2007 (the “Expiration Date”), 25,000 units (the “Units”) of membership interest of Rio Vista GP LLC, a Delaware limited liability company (the “Company”) held by the Seller for the additional purchase price of $1,300,000.00 (the “Purchase Price”).

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term “Claims” shall have the meaning ascribed to such term in Section 16 below.

(b) The term “Company” shall have the meaning ascribed to such term in the first paragraph above and includes any legal entity that shall succeed to or assume the obligations of the Company.

(c) The term “Early Exercise” shall have the meaning ascribed to such term in Section 1 below.

(d) The term “Encumbrance” shall mean any charge, claim, community property interest, condition, encumbrance, equitable interest, lien, mortgage, license, lease, covenant, conditional sale agreement, title retention agreement, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

(e) The term “Expiration Date” shall have the meaning ascribed to such term in the first paragraph hereof.

(f) The term “Initial Exercise Date” shall have the meaning ascribed to such term in the first paragraph hereof.

(g) The term “Limited Liability Company Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of the Company dated September 16, 2004, as amended.

(h) The term “Purchase Price” shall have the meaning ascribed to such term in the first paragraph hereof.

(i) The term “Securities Act” shall have the meaning ascribed to such term in Section 4.

(j) The term “Units” shall have the meaning ascribed to such term in the first paragraph hereof.

1. Exercise of Option. This Option may be exercised in full by the Buyer at any time on or after the Initial Exercise Date, but only on or before the Expiration Date, by surrender of this Option, together with the Subscription for Units in the form attached hereto as Exhibit A, the Addendum Agreement to the Limited Liability Company Agreement in the form attached hereto as Exhibit B, the Investment Representation Statement in the form attached hereto as Exhibit C, and the Consent to Transfer of Units in the form attached hereto as Exhibit D, in each case duly executed by the Buyer and the other parties to such exhibit, to the Seller and to the Company at a mutually agreed to location, accompanied by payment of the Purchase Price to the Seller. Unless otherwise agreed in writing by the parties, the Purchase Price shall be paid by wire transfer to an account specified by the Seller.

Notwithstanding any contrary provision of this Option, the Buyer may also exercise this Option in full at any time on or after the date of this Option but before the Initial Exercise Date (“Early Exercise”), provided that in the case of such an Early Exercise, the Purchase Price shall be an amount equal to $1,700,000.

2. When Exercise Effective. The exercise of this Option shall be deemed to have been effected immediately prior to the close of business on the business day on which the Purchase Price is paid, this Option is surrendered as provided in Section 1 and the documents referenced in Section 1 are duly executed and delivered as provided in Section 1, and at such time the Buyer shall be deemed to be the record holder of such Units for all purposes.

3. Delivery on Exercise; Rights of Seller. Upon exercise of this Option by the Buyer as provided in Section 1, the Seller shall immediately deliver to the Buyer the original unit certificate of the Seller evidencing the Units accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit E. Following the exercise of this Option by the Buyer, the Seller and its affiliates shall have no further rights, claims or interests in or to the Units, the Company, or the Company’s assets, receivables, securities, property, cash, capital or any rights to future distributions of profit, dividend or cash, and all buy-sell, unitholder, stockholder, employment, indemnity, loan, voting and securities transfer agreements, options or contracts of similar nature, if any, between the Seller and its affiliates, on the one hand, and the Company and/or the Buyer, on the other hand, shall be fully and completely discharged (and as to the Seller and its affiliates, terminated). Notwithstanding the foregoing, the Seller shall have the right to receive any distribution of profit, dividend or cash with respect to the Units that is declared by the Company before an exercise of this Option by the Buyer, whether such distribution is to be paid before or after such exercise. Whether or not the Option is exercised, any distribution declared by the Company to which the Seller is entitled shall be paid to the Seller at the same time as paid to other holders of units of membership interest of the Company.

4. Investment Intent. Unless a current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), shall be in effect with respect to the Units to be purchased upon exercise of this Option, the Buyer, by accepting this Option, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, the Buyer will deliver to the Company a written statement that the securities acquired by the Buyer are for the Buyer’s own account, and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) except pursuant to current registration statement under the Securities Act or an available exemption from registration.

5. Transfer. This Option is not transferable by the Seller. This Option is not transferable by the Buyer without the prior written consent of the Company.

6. No Rights or Liability as a Member. This Option does not entitle the Buyer to any voting rights or other rights as a Member (as defined in Limited Liability Company Agreement) of the Company. No provisions hereof and no enumeration herein of the rights or privileges of the Buyer shall give rise to any liability of the Buyer as a Member of the Company. The Units to be purchased pursuant to this Option are subject to the terms of the Limited Liability Company Agreement. The Buyer shall not be deemed to be a Member and shall not have any rights of a Member or rights of an assignee from a Member with respect to, any Units subject to this Option unless and until the Buyer has satisfied all requirements for exercise of this Option pursuant to its terms and all applicable provisions of the Limited Liability Company Agreement. Before receiving the Units subject to this Option, the Buyer shall take such action and execute such documents as the Company may require to become a Member of the Company.

7. Seller Representations, Warranties and Covenants. The Seller represents, warrants and covenants to the Buyer and to the Company as follows:

(a) The Seller owns, beneficially and of record, 25,000 Units of the Company’s issued and outstanding Units of membership interest, and such Units constitute all of the legal, equitable and beneficial rights, claims and interests of the Seller and its affiliates in the Company and its capital and assets.

(b) The Seller represents and warrants that the Units subject to this Option are (and covenants that, until the earlier of the exercise of this Option or the Expiration Date, such Units shall remain) free and clear of all liens, Encumbrances, security agreements options, claims, charges and restrictions (other than restrictions contained in this Option, the Voting Agreement or the Limited Liability Company Agreement or pursuant to applicable securities laws), and constitute all of the Units which Seller owns, or has any right to potentially own, in the Company, and that the Seller holds (and, until the earlier of the exercise of this Option or the Expiration Date, shall continue to hold) good and marketable title to each of such Units.

(c) The Seller has full right, power, authority and legal capacity to execute, deliver and perform this Option, without the need for any consent, approval or other action by any other person or entity.

(d) The Seller has obtained all necessary consents and approvals from its members and managers with regard to the Seller’s sale of the Units to Penn Octane. The sole managing member of the Seller is Richard Shore, Jr.

(e) Upon execution and delivery by all the parties hereto, this Option shall constitute the legal, valid and binding obligation of the Seller and shall be enforceable against the Seller in accordance with its express terms.

(f) The Seller is not a party to any agreement that would condition, prohibit, limit or restrict its ability or right to enter into and perform this Option.

(g) Upon exercise of this Option, the Seller will transfer the Units only for its own account and not with a view to, or for sale in connection with, a distribution of the Units within the meaning of the Securities Act.

(h) There has been no advertisement or general solicitation in connection with the transfer of the Units. The transfer of the Units is not being effected by or through a broker-dealer in a public offering.

(i) The Seller has not effected the transfer of the Units by or through a broker, dealer, finder or other agent, and no commission or fee is due or payable to any person in connection with the transactions contemplated by this Option.

(j) The Seller has received an adequate opportunity to examine and discuss all corporate records, documents, financial records and information, tax returns and other data regarding the Company and its finances, operations, prospects and business affairs, to the extent the Seller has deemed necessary to enter into and perform this Option.

(k) The Seller is not relying on any representation or warranty of any person (including, without limitation, the Buyer and the Company) in connection with the transactions contemplated by this Option, except for such representations and warranties are expressly set forth herein.

(l) Upon the exercise of this Option by the Buyer in accordance with Section 1, the Seller and its affiliates waive all rights, claims or interests in or to the Units, the Company, or the Company’s assets, receivables, securities, property, cash, capital or any rights to future distributions of profit, dividend or cash, and all buy-sell, unitholder, stockholder, employment, indemnity, loan, voting and securities transfer agreements, options or contracts of similar nature, if any, between the Seller and its affiliates, on the one hand, and the Company and/or the Buyer, on the other hand, shall be fully and completely discharged (and as to the Seller and its affiliates, terminated). Notwithstanding the foregoing, the Seller does not waive the right to receive any distribution of profit, dividend or cash with respect to the Units that is declared by the Company before an exercise of this Option by the Buyer, whether such distribution is to be paid before or after such exercise.

8. Damages. The Seller recognizes and agrees that the Buyer will not have an adequate remedy if the Seller fails to comply with the terms of this Option and that damages will not be readily ascertainable, and the Seller expressly agrees that, in the event of such failure, the Seller shall not oppose an application by the Buyer or any other person entitled to the benefits of this Option requiring specific performance of any and all provisions hereof or enjoining the Seller from continuing to commit any such breach of the terms hereof.

9. Notices. All notices and other communications required or permitted hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a national overnight delivery service (charges prepaid), or (b) by first class certified mail, return receipt requested, or (c) by a national overnight delivery service (with charges prepaid), addressed as follows:

if to the Buyer, at 77-530 Enfield Lane, Building D, Palm Desert, California 92211 (unless otherwise indicated by the Buyer);

if to the Seller, at 147 Camellia Lane, Lafayette, California 94549;

if to the Company, at its office at 820 Gessner Road, Suite 1285, Houston, Texas 77024, or at such other address as the Company shall have furnished to the Buyer in writing, with a copy to Law Offices of Kevin Finck, Two Embarcadero Center, Suite 1670, San Francisco, California 94111.

10. Payment of Taxes. The Buyer shall pay all transfer taxes and other governmental charges that may be imposed in respect to the transfer or delivery of the Units purchased upon the exercise of this Option. The Seller shall pay all income taxes attributable to the Seller’s gain upon the sale of the Units.

11. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Option and the exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California shall control the interpretation and construction of this Option (and all exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

12. Consent to Jurisdiction.

(a) Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any California state court or federal court of the United States of America sitting in San Francisco or Riverside counties, California, at the election of either party acting as a plaintiff, and any appellate court having jurisdiction with respect to any appeal from any decision thereof, in any action or proceeding arising out of or relating to this Option or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such California state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Option or the transactions contemplated hereby in any California state or federal court as set forth above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Option irrevocably consents to service of process in the manner provided for notices in Section 9. Nothing in this Option will affect the right of any party to this Option to serve process in any other manner permitted by law.

13. Waiver of Jury Trial.

(a) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS OPTION IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS OPTION OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(b) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS OPTION BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 13.

14. Authorization, Etc. The signatories have full power and authority to execute and deliver this Option on behalf of the respective Buyer and Seller, and to carry out the transactions contemplated hereby. The signatories have been duly authorized to execute and deliver this Option with respect to the transactions contemplated hereby, and no other proceedings on the part of the Buyer or Seller is necessary to authorize this Option and the transactions contemplated hereby. This Option constitutes the valid and binding obligation of both parties, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally. No further action, consent or approval of any person, entity or governmental body is required by the parties for the execution and delivery of this Option or the consummation of the transactions contemplated hereby. The execution and delivery of this Option and the consummation of the transactions contemplated hereby will not result in a breach of the terms or conditions of, or constitute a default under, or violate, as the case may be (1) any provision of any law, regulation or ordinance, (2) the certificate of incorporation, articles of organization, bylaws, operating agreement or other organizational or governing instruments of the parties, or (3) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body.

15. Attorneys’ Fees. In the event of the bringing of any action, proceeding, arbitration or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements, or provisions arising out of this Option or the transactions contemplated by this Option, the prevailing party shall be entitled to recover all costs and expenses of that action or suit, or at trial, arbitration or on appeal, and in collection of judgment, including reasonable attorneys’ fees, accounting, and other professional fees resulting therefrom.

16. Indemnification.

(a) By the Buyer. The Buyer agrees to indemnify, hold harmless and defend the Seller and its affiliates, successors, assigns, officers, directors, managers, stockholders, unitholders, members, employees, attorneys, representatives, agents and contractors from and against all claims, demands, actions, causes of action, judgments, interests, debts, promises, agreement, contracts, sums of money, offsets, losses, liabilities, damages, obligations, costs and expenses, including without limitation reasonable attorneys’ fees (each a “Claim”), arising out of any breach of the Buyer’s representations, warranties, covenants or obligations under this Option, except to the extent that such breach was caused by the Seller’s breach of its representations, warranties, covenants or obligations under this Option.

(b) By the Seller. As material consideration for the payment for this Option, the Purchase Price and the execution, delivery and performance of this Option by the Buyer and the Company, the Seller hereby agrees to indemnify, hold harmless and defend the Buyer and the Company, and each of their respective affiliates, successors, assigns, officers, directors, managers, stockholders, unitholders, members, employees, attorneys, representatives, agents and contractors from and against all Claims arising out of (i) any breach of the representations, warranties, covenants or obligations of the Seller or its affiliates under this Option, or (ii) any alleged fact, occurrence or circumstance that, if established, would constitute a breach of any representation, warranty, covenant or obligation of the Seller or its affiliates under this Option.

17. Miscellaneous. This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Option are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Option may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument binding on the parties. Facsimile signatures shall have the same legal effect as original signatures.

The undersigned have duly executed this Unit Purchase Option as of the effective date first set forth above.

SHORE TRADING LLC,
a Nevada limited liability company

By:
Name: Richard Shore, Jr.
Title: Managing Member

PENN OCTANE CORPORATION,
a Delaware corporation

By:
Name: Ian T. Bothwell
Title: Acting Chief Executive Officer

RIO VISTA GP LLC,
a Delaware limited liability company

By:
Name: Ian T. Bothwell
Title: Acting Chief Executive Officer

Exhibit A
SUBSCRIPTION FOR UNITS

To:	SHORE TRADING LLC, a Nevada limited liability company

The undersigned, the Buyer of the within Option, hereby irrevocably elects to exercise the purchase rights represented by such Option for, and to purchase thereunder, 25,000 Units of RIO VISTA GP LLC and herewith makes payment of $1,300,000.00 therefor, and requests that the certificates for such Units be issued in the name of, and delivered to the undersigned, whose address is 77-530 Enfield Lane, Building D, Palm Desert, California 92211.

PENN OCTANE CORPORATION,
a Delaware corporation

By:
Name:
Title:

Dated: July      , 2007

Exhibit B
ADDENDUM AGREEMENT TO THE LIMITED LIABILITY COMPANY AGREEMENT OF RIO VISTA GP LLC

Exhibit C
INVESTMENT REPRESENTATION STATEMENT

Exhibit D
CONSENT TO TRANSFER OF UNITS

Exhibit E
ASSIGNMENT SEPARATE FROM CERTIFICATE